Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 6, 2015 in the Registration Statement on Form S-11 and related Prospectus of Nordic Realty Trust, Inc. as filed with the Securities and Exchange Commission on November 6, 2015.

/s/ Ernst & Young LLP
London, United Kingdom

November 6, 2015